SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                                January 21, 2003

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE . . . . . . . .                   0-12641                            33-0021693
(State of Incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)

                               17075 Via Del Campo
                           San Diego, California 92127
                    (Address of Principal Executive Offices)

                                 (858) 451-6120
              (Registrant's telephone number, including area code):

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM  2.          ACQUISITION  OF  ASSETS

(a) On January 14, 2003, Imaging Technologies Corporation ("ITEC" or the "Company") completed its acquisition all of the 19,183,390 shares of common stock of Greenland Corporation ("Greenland"); and paid for the exercise of warrants to purchase 95,319,510 shares of Greenland common stock. The purchase price was $2,250,000 in the form of a promissory note convertible into shares of ITEC common stock, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted.

The warrants have been exercised, but are deliverable pursuant to the terms of the Closing Agreement, which details certain sales performance provisions.

The purchase price was determined through analysis of Greenland's financial reports as filed with the Securities and Exchange Commission and the potential future performance of Greenland's ExpertHR subsidiary. The total purchase price was arrived at through negotiations.

Greenland's ExpertHR subsidiary provides professional employer services (PEO) to niche markets. Greenland's Check Central subsidiary is an information technology company that has developed the Check Central Solutions' transaction processing system software and related MAXcash Automated Banking Machine (ABM kiosk designed to provide self-service check cashing and ATM-banking functionality. Greenland's common stock trades on the OTC Bulletin Board under the symbol GRLC.

(b) On January 14, 2003, ITEC completed its acquisition of 110,000,000 shares of common stock of Quik Pix, Inc. ("QPI"). The purchase price was 12,500,000 shares of ITEC restricted common stock.

     The purchase price was determined through analysis of QPI's financial condition and the potential future performance of its business operations. The total purchase price was arrived at through negotiations.

Established in 1982, QPI is a visual marketing support firm. Its principal product, Photomotion, is patented. PhotoMotion is a unique color medium that uses existing originals to create the illusion of movement and allows for three to five distinct images to be displayed with an existing light box. QPI visual marketing products are sold to a range of clientele including advertisers and their agencies.

ITEM  7.      FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a) Audited Financial Statements of Greenland and QPI will be provided within sixty (60) days.

(b) Pro forma financial information reflecting the acquisition of Greenland and QPI by the Company, will be provided within sixty (60) days.

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EXHIBITS

EXHIBIT  NUMBER          DESCRIPTION
---------------          -----------

Exhibit 99.1 Secured Promissory Note in the amount of $2,250,000 issued by ITEC to Greenland, dated January 7, 2003.

Exhibit 99.2          Security Agreement, dated January 7, 2003 between ITEC and
                      Greenland.

Exhibit 99.3 Agreement to Acquire Shares, dated August 9, 2002 between ITEC and Greenland.

Exhibit  99.4          Closing Agreement, dated January 7, 2003 between ITEC and
                       Greenland.

Exhibit 99.5 Share Acquisition Agreement, dated June 12, 2002, between ITEC and QPIX.

Exhibit  99.6          Closing  Agreement , dated July 23, 2002 between ITEC and
                       QPIX.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January  21,  2003


IMAGING  TECHNOLOGIES  CORPORATION

By:  /S/  Brian  Bonar

Name:  Brian  Bonar
Title:    Chairman,  President,  and  Chief  Executive  Officer